Exhibit 10.1

ADMINISTAFF, INC.
2008 EMPLOYEE STOCK PURCHASE PLAN
Adopted by the Board on February 8, 2008

Execution Copy

i

ADMINISTAFF, INC.
2008 EMPLOYEE STOCK PURCHASE PLAN
SECTION 1. ESTABLISHMENT OF THE PLAN.
     The Administaff, Inc. 2008 Employee Stock Purchase Plan (the “Plan”) is hereby established to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify for favorable tax treatment under section 423 of the Code.
SECTION 2. DEFINITIONS.
     When used herein the following terms shall have the following meanings solely for purposes of the Plan:
     (a) “Administrator” means the Compensation Committee of the Board of Directors of the Company or such other individual or individuals appointed by the Board or the Committee from time to time to act as Administrator.
     (b) “Board” means the Board of Directors of the Company.
     (c) “Code” means the Internal Revenue Code of 1986, as amended.
     (d) “Company” means Administaff, Inc., a Delaware corporation.
     (e) “Committee” means the Compensation Committee of the Board.
     (f) “Compensation” means the amount of compensation paid to an Eligible Employee by a Participating Company as salary, wages or other amounts paid for personal services actually rendered in the course of employment with the Participating Company to the extent includable in gross income of the Eligible Employee, increased by amounts described in sections 125, 132, 401(k) and 402A of the Code but excluding (a) contributions to and distributions from a plan of deferred compensation, regardless of whether such amounts are includible in the gross income of the Eligible Employee when contributed or distributed (as applicable); (b) amounts realized as a result of participation in a Participating Company’s long-term incentive programs including, without limitation, the exercise of stock options and upon the vesting of restricted stock; (c) other amounts which receive special tax benefits, such as premiums for group-term life insurance, (whether or not the contributions are excludable from the gross income of the Eligible Employee); and (d) reimbursements or other expense allowances, fringe benefits (cash or non-cash), moving expenses and welfare benefits. The Administrator shall determine whether a particular item is included in Compensation and shall have the authority to amend the definition of Compensation from time to time as it deems appropriate.

     (g) “Corporate Transaction” means (i) any stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company; (ii) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend) or issuance of rights or warrants to purchase securities; or (iii) any other corporate transaction or event having an effect similar to any of the foregoing.
     (h) “Eligible Employee” means any common-law employee of a Participating Company who has been an employee of a Participating Company for not less than one consecutive month (or such other period of service as the Administrator may establish from time to time) before the beginning of the applicable Offering Period. Notwithstanding the foregoing, any employee whose customary employment is five or fewer months per calendar year or whose participation in the Plan is prohibited by the law of any country that has jurisdiction over such employee is not an Eligible Employee and shall not be eligible to participate in the Plan. The determination of whether an individual is an Eligible Employee shall be made by the Administrator in its sole and absolute discretion.
     (i) “Fair Market Value” means the fair market value of the Stock based on the closing price of a share of Stock on the principal exchange on which the shares are trading, as determined in good faith by the Administrator in its sole and absolute discretion, consistent with the requirements of section 423 of the Code and income tax regulations promulgated thereunder. Whenever possible, the determination of Fair Market Value by the Administrator shall be based on the prices reported in The Wall Street Journal or as reported directly to the Company by the applicable stock exchange. Such determination shall be conclusive and binding on all persons.
     (j) “Offering Period” means a period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 6.
     (k) “Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Section 5.
     (l) “Participating Company” means the Company and each Subsidiary designated by the Committee or the Board; provided, however, a Subsidiary that is a licensed Professional Employer Organization shall in no event qualify as a Participating Company.
     (m) “Plan Account” means the bookkeeping account established for each Participant pursuant to Section 9(a).
     (n) “Purchase Price” means the price at which Participants may purchase Stock under Section 5, as determined pursuant to Section 7.
     (o) “Stock” means the Common Stock of the Company.

     (p) “Subsidiary” means, with respect to the Company, a subsidiary corporation as defined in section 424(f) of the Code.
SECTION 3. SHARES AUTHORIZED.
     The maximum aggregate number of shares which may be offered under the Plan shall be 1,500,000 shares of Stock, which number is subject to adjustment as provided in Section 13.
SECTION 4. ADMINISTRATION.
     The Committee shall have the discretionary power to construe, administer and interpret the Plan and to resolve any ambiguities thereunder; to prescribe, amend and rescind administrative rules relating to the Plan; to set the provisions which will determine an employee’s ability to participate in the Plan and to take all other actions that are necessary or appropriate for administration of the Plan. Such interpretations, rules and actions of the Committee shall be final and binding upon all concerned and, in the event of judicial review, shall be entitled to the maximum deference allowable by law. The Board or the Committee shall have the right to delegate responsibility for construing, administering, or interpreting the Plan, including the establishment of a claims procedure, to a designated officer or officers who shall act as an Administrator. Where the Committee has delegated its responsibility for matters of construing, administering or interpreting the Plan, including the establishment of a claims procedure, to an Administrator, the actions of the Administrator shall constitute actions of the Committee.
SECTION 5. ELIGIBILITY AND PARTICIPATION.
     (a) Any person who qualifies or will qualify as an Eligible Employee on the first day of an Offering Period may elect to participate in the Plan for such Offering Period by following the procedures prescribed by the Administrator. Subject to Section 8, each Eligible Employee shall designate the percentage of his or her Compensation which he or she elects to have withheld for the purchase of Stock.
     (b) By enrolling in the Plan, a Participant shall be deemed to have elected to purchase the maximum number of shares of Stock which can be purchased with the amount of the Participant’s Compensation which is withheld during the Offering Period, subject to any limitations imposed by the Administrator pursuant to this Section 5 and Section 14.
     (c) Once enrolled, a Participant will continue to participate in the Plan based on his or her most recent election under the Plan for each succeeding Offering Period until he or she terminates participation or ceases to qualify as an Eligible Employee. A Participant who withdraws from the Plan in accordance with Section 10 may again become a Participant, if he or she then is an Eligible Employee, by following the procedures prescribed by the Administrator.

SECTION 6. OFFERING PERIODS.
     While the Plan is in effect, each Offering Period shall consist of a six-month period commencing on January 1 or July 1 or a three-month period commencing on January 1, April 1, July 1 or October 1, as designated by the Administrator prior to the commencement of such Offering Period. The initial Offering Period under the Plan shall be determined by the Administrator.
SECTION 7. PURCHASE PRICE.
     The Purchase Price for each share of Stock purchased at the close of an Offering Period shall be 95% (or such other percentage that is not lower than 85% as designated by the Administrator prior to the commencement of an Offering Period) of the Fair Market Value of such share on the last trading day in such Offering Period.
SECTION 8. EMPLOYEE CONTRIBUTIONS.
     (a) A Participant may purchase shares of Stock solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Section 5(a), shall commence as soon as administratively practicable after completion of the procedures prescribed by the Administrator. An Eligible Employee shall designate the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. The portion shall be a whole percentage of Compensation but not less than 1% nor more than 30%. Such percentage limits are subject to change by the Administrator, at any time and for any reason, without notice to Participants.
     (b) If a Participant desires to decrease the rate of payroll withholding or to discontinue contributions during the Offering Period, he or she may do so, if permitted by the Administrator, by following the procedures prescribed by the Administrator. Such decrease will be effective as soon as administratively practicable after completion of the procedures prescribed by the Administrator. No Participant shall make more than two elections under this Section 8(b) during each Offering Period. The limit on the number of changes permitted under this Section 8(b) is subject to change by the Administrator, at any time and for any reason, without notice to Participants.
     (c) If a Participant desires to increase the rate of payroll withholding, he or she may do so effective for the next Offering Period by following the procedures prescribed by the Administrator.
SECTION 9. PLAN ACCOUNTS; PURCHASE OF SHARES.
     (a) The Company will maintain a non-interest bearing Plan Account on its books in the name of each Participant. At the close of each pay period, the amount deducted from the Participant’s Compensation will be credited to the Participant’s Plan Account.

     (b) Following the purchase of the shares, the shares will be credited in book entry form as soon as practicable after each purchase date to an account administered by a designated custodian which is a brokerage firm, bank or financial institution, to be held for the benefit of the Participant. A Participant may, at any time, in such form and manner as established by the custodian, direct the custodian to deliver to the Participant all or part of the shares held by the custodian in his or her account or to sell such shares and deliver to the Participant the proceeds therefrom, less applicable expenses; provided, however, that the Administrator may establish procedures to permit tracking of disqualifying dispositions of the shares.
     (c) In the event that the aggregate number of shares which all Participants elect to purchase during an Offering Period shall exceed the number of shares remaining available for issuance under the Plan, then the number of shares to which each Participant shall become entitled shall be determined by multiplying the number of shares available for issuance by a fraction. The numerator of such fraction is the number of shares the Participant has elected to purchase pursuant to Section 5. The denominator of such fraction is the number of shares that all Participants have elected to purchase pursuant to Section 5. Any cash amount remaining in the Participant’s Plan Account under these circumstances shall be distributed to the Participant.
     (d) An amount remaining in the Participant’s Plan Account that represents the purchase price for any fractional share shall be carried over in the Participant’s Plan Account to the next Offering Period. Any amount remaining in the Participant’s Plan Account for any other reason shall be refunded to the Participant in cash, without interest.
     (e) As soon as practicable following the end of each Offering Period, the Company shall deliver to each Participant a Plan Account statement setting forth the amount of payroll deductions, the purchase price, the number of shares purchased and the remaining cash balance, if any.
     (f) Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company’s stockholders have approved the adoption of the Plan.
SECTION 10. WITHDRAWAL FROM THE PLAN.
     A Participant may elect to withdraw from participation under the Plan at any time up to the fifteenth day of the last month of an Offering Period (or such other date specified by the Administrator) by following the procedures prescribed by the Administrator. As soon as administratively practicable after a withdrawal, payroll deductions shall cease and all amounts credited to the Participant’s Plan Account will be distributed to the Participant in cash, without interest. No partial withdrawals shall be permitted. A Participant who has withdrawn from the Plan shall not be a Participant in future Offering Periods, unless he or she again enrolls in accordance with the provisions of Section 5 and re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 11. EFFECT OF TERMINATION OF EMPLOYMENT.
     Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 10. A transfer from one Participating Company to another shall not be treated as a termination of employment.
SECTION 12. RIGHTS NOT TRANSFERABLE.
     The rights or interests of any Participant in the Plan, or in any Stock or cash to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or by any other manner other than as permitted by the Code or by will or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than as permitted by the Code or by will or the laws of descent and distribution, such act shall be treated as an automatic withdrawal under Section 10.
SECTION 13. RECAPITALIZATION, ETC.
     (a) In the event of a Corporate Transaction, other than a Corporate Transaction in which the Company is not the surviving corporation, the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities that may be delivered under the Plan, and the selling price and other relevant provisions of the Plan will be appropriately adjusted by the Committee or the Board. If the Company is a party to a Corporate Transaction in which the Company is not the surviving corporation, the Committee may take such actions with respect to the Plan as the Committee deems appropriate. Any adjustments under this Section 13(a) will be made in accordance with the requirements of sections 423 and 409A of the Code.
     (b) The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.
SECTION 14. LIMITATION ON STOCK OWNERSHIP.
     (a) Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any Subsidiary of the Company. For purposes of this Section 14(a), the following rules shall apply:
     (i) Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code; and

     (ii) Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan.
     (b) Any other provision of the Plan notwithstanding, no Participant shall purchase Stock with a Fair Market Value in excess of $25,000 per calendar year (under this Plan and all other employee stock purchase plans of the Company or any Subsidiary of the Company). For purposes of this Section 14(b), the Fair Market Value of Stock shall be determined in each case as of the beginning of the Offering Period in which such Stock is purchased. Employee stock purchase plans not described in section 423 of the Code shall be disregarded.
SECTION 15. NO RIGHTS AS AN EMPLOYEE.
     Nothing in the Plan shall be construed to give any person the right to remain in the employ of a Participating Company. Each Participating Company reserves the right to terminate the employment of any person at any time and for any reason, with or without cause.
SECTION 16. RIGHTS AS A SHAREHOLDER; SECURITIES LAWS.
     (a) A Participant shall have no rights as a stockholder with respect to any shares he or she may have a right to purchase under the Plan until the date such shares are actually purchased for the Participant’s account on the last day of the applicable Offering Period, subject to the stockholders’ approval of the adoption of the Plan.
     (b) Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.
SECTION 17. USE OF FUNDS.
     All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions in separate accounts.
SECTION 18. AMENDMENT OR TERMINATION OF THE PLAN.
     The Board or the Committee shall have the right to amend, modify or terminate the Plan at any time without notice, including, without limitation the terms of any offering under the Plan. The Administrator shall have the right to amend the Plan to comply with applicable rules and regulations or to facilitate the administration of the Plan provided that such amendment does not materially increase the cost of the Plan. An amendment of the Plan shall be subject to shareholder approval only to the extent required by applicable laws, regulations or rules.

SECTION 19. GOVERNING LAW.
     The Plan and any actions taken in connection herewith shall be governed by and construed in accordance with the laws of the state of Texas (without regard to applicable Delaware principles of conflict of laws).
SECTION 20. EXECUTION.
     To record the adoption of the Plan by the Board on February 8, 2008, the Company has caused its duly authorized officer to execute this document in the name of the Company.

ADMINISTAFF, INC.
By:	/s/ Paul J. Sarvadi
Paul J. Sarvadi

Its:	Chief Executive Officer

Dated: February 8, 2008